UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   December 21, 2007

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five TEK Park 9999 Hamilton Blvd. Breinigsville, Pennsylvania		18031
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (610) 904-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 21, 2007, Buckeye Partners, L.P. (the “Partnership”) agreed to acquire all of the equity interests in Farm & Home Oil Company (“Farm & Home”) for total cash consideration of approximately $145.5 million.  Farm & Home is a major regional distributor of refined petroleum products in northeastern and central Pennsylvania and surrounding areas.  During the fiscal year ending June 30, 2007, it provided over 550 million gallons of refined petroleum products, including gasoline and distillates, to customers through a network of five terminals and other company-owned distribution assets.

Pursuant to the terms of a Purchase Agreement by and among Farm & Home, Richard A. Longacre, as sellers’ representative, the shareholders of Farm & Home and Buckeye Energy Holdings LLC (the “Purchase Agreement”), consideration of approximately $7,275,000 will be paid to the escrow agent for any indemnification claims of the Partnership and $7,160,000 will be paid to certain executives as sales transaction bonuses (subject to certain conditions contained in each executive’s employment agreement).  The balance of the purchase price, after payment of certain long-term debt, will be paid to the owners of Farm & Home at the closing of the transaction.  The Partnership intends to fund the Farm & Home acquisition initially through existing credit facilities and on a permanent basis by issuing limited partnership units in an amount equal to the purchase price.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. Consummation of the transaction is subject to customary closing conditions, including antitrust clearance.  There can be no assurance that these closing conditions will be satisfied.  The Partnership currently expects the transaction to close in the first quarter of 2008.  A copy of the Purchase Agreement has been filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01               Regulation FD Disclosure.

On December 21, 2007, the Partnership issued a press release announcing the events described in Item 1.01. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01.

The Partnership intends to discuss the Farm & Home acquisition described in Item 1.01 on its public teleconference previously scheduled for 11:00 a.m. EST on December 27, 2008.  Prior to the teleconference, the Partnership will post a slide presentation containing more detailed information about Farm & Home on the Investor Center page of its website, at www.buckeye.com.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Partnership.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

10.1         Purchase Agreement, dated as December 21, 2007, by and among Farm & Home Oil Company, Richard A. Longacre, as sellers’ representative, the shareholders of Farm & Home Oil Company and Buckeye Energy Holdings LLC.

99.1         Press release of Buckeye Partners, L.P. issued December 21, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

	By:	STEPHEN C. MUTHER
Stephen C. Muther
President

Dated: December 21, 2007

Exhibit Index

Exhibit

10.1         Purchase Agreement, dated as December 21, 2007, by and among Farm & Home Oil Company, Richard A. Longacre, as sellers’ representative, the shareholders of Farm & Home Oil Company and Buckeye Energy Holdings LLC.

99.1         Press release of Buckeye Partners, L.P. issued December 21, 2007.